UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     July 31, 2006

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Standard & Poor's affirms CVPS BB+ rating and downgrades Preferred Stock

In a Research Update issued August 1, 2006, Standard & Poor's has affirmed the corporate credit rating of BB+ for Central Vermont Public Service (NYSE-CV), downgraded its ratings of the Preferred Stock of CVPS from B+ to BB-, and issued a rating outlook of "Stable."

S&P stated: "The lowering of the preferred stock reflects Standard & Poor's notching criteria for preferred stock of speculative companies. The criteria requires preferred stock to be rated three notches below the corporate credit rating."

S&P also revised CVPS' business risk profile to "5" from "6", on a scale from "1" (excellent) to 10 (vulnerable).

The Research Update is attached as Exhibit 99.1 to this report.

Item 8.01. Other Events.

FERC approves settlement for Yankee Atomic Electric Company

In an Order issued July 31, 2006, the Federal Energy Regulatory Commission approved the Uncontested Settlement filed on May 1, 2006, which allows a revised estimate of decommissioning costs through 2010 to be included in rates through 2014.

The Company has a 3.5 percent ownership interest in Yankee Atomic. The decommissioning effort is largely complete and final site-work is expected to conclude in 2006. Following the completion of decommissioning, the remaining on-site function will be to operate the Independent Spent Fuel Storage Installation.

In November 2005, Yankee Atomic established an updated estimate of the cost of completing the decommissioning effort and submitted an application to FERC for increased decommissioning charges. The Company's share of the rate increase amounts to about $1.5 million for 2006 and $0.4 million annually for 2007 through 2010. On January 1, 2006, FERC issued an Order: 1) accepting Yankee Atomic's rate filing; 2) permitting the proposed rates to go into effect, subject to refund, as of February 1, 2006; and 3) referring the parties to a settlement judge to facilitate a possible settlement.

A settlement agreement among all of the parties was filed at the FERC on May 1, 2006. Under the proposed settlement agreement, Yankee Atomic agreed to reduce its November 2005 estimate from $85 million to $56.8 million. The revision includes adjustments for contingencies, projected escalation and certain decontamination and dismantlement expenses. Other terms of the proposed settlement include extending the collection period for charges through December 2014, and reconciling and adjusting future charges based on actual decontamination and dismantlement expenses and the decommissioning trust fund's actual investment earnings. The proposed settlement agreement is effective as of July 31, 2006, and should not materially affect the level of charges expected in 2006.

Item 9.01. Financial Statements and Exhibits.

      (d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Standard & Poor's Research Update dated August 1, 2006.

Forward-Looking Statements Statements contained in this report that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from liability established by the Private Securities Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	Pamela J. Keefe Vice President, Chief Financial Officer, and Treasurer

August 4, 2006
EXHIBIT INDEX
Exhibit Number	Description of Exhibit
99.1	Standard & Poor's Research Update dated August 1, 2006.